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                              THE PITTSTON COMPANY





                     7.84% Senior Notes, Series A, due 2007
                     8.02% Senior Notes, Series B, due 2008







                             NOTE PURCHASE AGREEMENT





                          Dated as of January 18, 2001





================================================================================

                                Table of Contents


                                                                                                             Page

                                                                                                             ----
1.       AUTHORIZATION OF NOTES...............................................................................1
         1.1.         The Notes...............................................................................1
         1.2.         The Subsidiary Guarantees...............................................................1

2.       SALE AND PURCHASE OF NOTES...........................................................................2

3.       CLOSING..............................................................................................2

4.       CONDITIONS TO CLOSING................................................................................2
         4.1.         Representations and Warranties..........................................................3
         4.2.         Performance; No Default.................................................................3
         4.3.         Compliance Certificates.................................................................3
         4.4.         Opinions of Counsel.....................................................................3
         4.5.         Subsidiary Guarantees...................................................................3
         4.6.         Purchase Permitted by Applicable Law, etc...............................................4
         4.7.         Payment of Special Counsel Fees.........................................................4
         4.8.         Private Placement Numbers...............................................................4
         4.9.         Changes in Corporate Structure..........................................................4
         4.10.        Proceedings and Documents...............................................................4
         4.11.        Sale of Notes to Other Purchasers.......................................................4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................5
         5.1.         Organization; Power and Authority.......................................................5
         5.2.         Authorization, etc......................................................................5
         5.3.         Disclosure..............................................................................5
         5.4.         Organization and Ownership of Shares of Subsidiaries; Affiliates........................6
         5.5.         Financial Statements....................................................................6
         5.6.         Compliance with Laws, Other Instruments, etc............................................7
         5.7.         Governmental Authorizations, etc........................................................7
         5.8.         Litigation; Observance of Agreements, Statutes and Orders...............................7
         5.9.         Taxes...................................................................................7
         5.10.        Title to Property; Leases...............................................................8
         5.11.        Licenses, Permits, etc..................................................................8
         5.12.        Compliance with ERISA...................................................................8
         5.13.        Private Offering by the Company.........................................................9
         5.14.        Use of Proceeds; Margin Regulations.....................................................10
         5.15.        Existing Indebtedness...................................................................10
         5.16.        Foreign Assets Control Regulations, etc.................................................10
         5.17.        Status Under Certain Statutes...........................................................11
         5.18.        Environmental Matters...................................................................11

6.       REPRESENTATIONS OF THE PURCHASER.....................................................................11


         6.1.         Purchase of Notes.......................................................................11
         6.2.         Source of Funds.........................................................................12

7.       INFORMATION AS TO COMPANY............................................................................13
         7.1.         Financial and Business Information......................................................13
         7.2.         Officer's Certificate...................................................................16
         7.3.         Inspection..............................................................................16

8.       PREPAYMENT OF THE NOTES..............................................................................17
         8.1.         Required Prepayments of Series A Notes..................................................17
         8.2.         Optional Prepayments with Make-Whole Amount.............................................18
         8.3.         Notice of Prepayment....................................................................18
         8.4.         Allocation of Partial Prepayments.......................................................18
         8.5.         Maturity; Surrender, etc................................................................18
         8.6.         Purchase of Notes.......................................................................19
         8.7.         Make-Whole Amount.......................................................................19

9.       AFFIRMATIVE COVENANTS................................................................................20
         9.1.         Compliance with Law.....................................................................20
         9.2.         Insurance...............................................................................21
         9.3.         Maintenance of Properties...............................................................21
         9.4.         Payment of Taxes and Claims.............................................................21
         9.5.         Corporate Existence, etc................................................................22
         9.6.         Additional Subsidiary Guarantees; Release of Subsidiary Guarantees......................22

10.      NEGATIVE COVENANTS...................................................................................23
         10.1.        Liens...................................................................................23
         10.2.        Restricted Subsidiary Indebtedness......................................................24
         10.3.        Limitation on Sale and Leaseback Transactions...........................................25
         10.4.        Limitation on Asset Sales...............................................................25
         10.5.        Financial Conditions....................................................................26
         10.6.        Merger, Consolidation, etc..............................................................27
         10.7.        Lines of Business.......................................................................28
         10.8.        Transactions with Affiliates............................................................28
         10.9.        Designation of Restricted and Unrestricted Subsidiaries.................................29

11.      EVENTS OF DEFAULT....................................................................................29

12.      REMEDIES ON DEFAULT, ETC.............................................................................31
         12.1.        Acceleration............................................................................31
         12.2.        Other Remedies..........................................................................32
         12.3.        Rescission..............................................................................32
         12.4.        No Waivers or Election of Remedies, Expenses, etc.......................................33

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES........................................................33
         13.1.        Registration of Notes...................................................................33
         13.2.        Transfer and Exchange of Notes..........................................................33

                                      (ii)


         13.3.        Replacement of Notes....................................................................34

14.      PAYMENTS ON NOTES....................................................................................34
         14.1.        Place of Payment........................................................................34
         14.2.        Home Office Payment.....................................................................34

15.      EXPENSES, ETC........................................................................................35
         15.1.        Transaction Expenses....................................................................35
         15.2.        Survival................................................................................35

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.........................................35

17.      AMENDMENT AND WAIVER.................................................................................36
         17.1.        Requirements............................................................................36
         17.2.        Solicitation of Holders of Notes........................................................36
         17.3.        Binding Effect, etc.....................................................................36
         17.4.        Notes held by Company, etc..............................................................37

18.      NOTICES..............................................................................................37

19.      REPRODUCTION OF DOCUMENTS............................................................................37

20.      CONFIDENTIAL INFORMATION.............................................................................38

21.      SUBSTITUTION OF PURCHASER............................................................................39

22.      MISCELLANEOUS........................................................................................39
         22.1.        Successors and Assigns..................................................................39
         22.2.        Construction............................................................................39
         22.3.        Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.......................39
         22.4.        Payments Due on Non-Business Days.......................................................40
         22.5.        Severability............................................................................40
         22.6.        Accounting Terms; Changes in GAAP.......................................................40
         22.7.        Counterparts............................................................................41
         22.8.        Governing Law...........................................................................41


Exhibit 1.1(a)                 --       Form of 7.84% Senior Note, Series A, due 2007
Exhibit 1.1(b)                 --       Form of 8.02% Senior Note, Series B, due 2008
Exhibit 1.2                    --       Form of Subsidiary Guarantee
Exhibit 4.4(a)(i)              --       Form of Opinion of Special Counsel for the Company
Exhibit 4.4(a)(ii)             --       Form of Opinion of Counsel for the Company
Exhibit 4.4(b)                 --       Form of Opinion of Special Counsel for the Purchasers


                                     (iii)


Schedule A                     --       Names and Addresses of Purchasers
Schedule B                     --       Defined Terms
Schedule 5.3                   --       Disclosure Documents
Schedule 5.4                   --       Subsidiaries
Schedule 5.8                   --       Litigation
Schedule 5.11                  --       Licenses, etc.
Schedule 5.15                  --       Existing Indebtedness


                                      (iv)

                              THE PITTSTON COMPANY
                               1801 Bayberry Court
                                 P.O. Box 18100
                               Richmond, VA 23226
                             Telephone: 804-289-9600
                            Telecopier: 804-289-9770


                     7.84% Senior Notes, Series A, due 2007
                     8.02% Senior Notes, Series B, due 2008


                                                          As of January 18, 2001



TO EACH OF THE PURCHASERS LISTED IN
   THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         THE PITTSTON COMPANY, a Virginia corporation (the "Company"), agrees with you as follows:

1.    AUTHORIZATION OF NOTES.

1.1.  The Notes.

         The Company has duly authorized the issue and sale of $75,000,000 aggregate principal amount of its Senior Notes, comprising $55,000,000 aggregate principal amount of its 7.84% Senior Notes, Series A, due 2007 (the "Series A Notes") and $20,000,000 aggregate principal amount of its 8.02% Senior Notes, Series B, due 2008 (the "Series B Notes" and, together with the Series A Notes, collectively the "Notes"), such notes to be substantially in the respective forms set out in Exhibits 1.1(a) and 1.1(b). As used herein, the term "Notes" shall mean all notes (irrespective of series unless otherwise specified) originally delivered pursuant to this Agreement and the Other Agreements referred to below and all notes delivered in substitution or exchange for any such note and, where applicable, shall include the singular number as well as the plural. The terms "Note", "Series A Note" and "Series B Note" mean one of the Notes, Series A Notes and Series B Notes, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.  The Subsidiary Guarantees.

         The Notes will be unconditionally guaranteed by certain of the Company's existing Restricted Subsidiaries, pursuant to subsidiary guarantees substantially in the form of Exhibit 1.2 (individually a "Subsidiary Guarantee" and collectively the "Subsidiary

Guarantees", which terms shall include after the date of the Closing all additional Subsidiary Guarantees from time to time executed and delivered pursuant to Section 9.6).

2.    SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes of the series and in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.    CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 at 10:00 a.m., New York time, at a closing (the "Closing") on January 18, 2001 or on such other Business Day thereafter on or prior to January 23, 2001 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note of the series to be purchased by you (or such greater number of Notes in denominations of at least $100,000 as you may request prior to the Closing) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to the Company's account (account number 9104010609) at The Chase Manhattan Bank, ABA number 021000021.

         If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.    CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.  Representations and Warranties.

         The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.  Performance; No Default.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by
Section 10.1 or 10.2 had such Sections applied since such date.

4.3.  Compliance Certificates.

         (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

         (b) Secretary's Certificate. The Company shall have delivered to you a certificate of the Secretary or an Assistant Secretary of the Company certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and the Other Agreements.

4.4.  Opinions of Counsel.

         You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Cravath, Swaine & Moore, special counsel for the Company, substantially in the form set forth in Exhibit 4.4(a)(i) and from Austin F. Reed, Vice President, General Counsel and Secretary of the Company substantially in the form set forth in Exhibit 4.4(a)(ii) (and the Company hereby instructs its counsel to deliver such opinions to you) and
(b) from Willkie Farr & Gallagher, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.  Subsidiary Guarantees.

         A Subsidiary Guarantee, dated as of a date on or before the date of the Closing and in the form hereinabove recited, shall have been executed and delivered by Brink's, Incorporated, Brink's Home Security, Inc., Pittston Services Group, Inc., Brink's Holding Company, BAX Holding Company, Pittston Coal Company, BAX Global Inc. and Pittston Minerals Group Inc. (in such capacity sometimes individually called a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors", which term shall include after the date of the Closing all additional Restricted Subsidiaries that from time to time execute and deliver Subsidiary Guarantees pursuant to Section 9.6) and each such Subsidiary Guarantee shall be in full force and effect.

4.6.  Purchase Permitted by Applicable Law, etc.

         On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.7.  Payment of Special Counsel Fees.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.  Private Placement Numbers.

         A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes of each series.

4.9.  Changes in Corporate Structure.

         The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in Section 5.5.

4.10. Proceedings and Documents.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.11. Sale of Notes to Other Purchasers.

         The Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you that:

5.1.  Organization; Power and Authority.

         The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.  Authorization, etc.

         This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.  Disclosure.

         The Company, through its agent, Credit Suisse First Boston Corporation, has delivered to you a copy of a Confidential Direct Placement Memorandum, dated November 2000 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries, except that the description of the coal business which the Company intends to dispose of is limited. This Agreement, the Memorandum (including the Appendices thereto), the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and described in Schedule 5.3 (together with the Memorandum, the "Disclosure Documents"), and the financial statements included in the Appendices to the Memorandum, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 1999, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except as disclosed in the Disclosure Documents or in the financial statements included in the Appendices to the Memorandum and other changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other Disclosure Documents.

5.4.  Organization and Ownership of Shares of Subsidiaries; Affiliates.

         (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and (ii) of the Company's directors and senior officers. Schedule 5.4 also identifies each Restricted Subsidiary and each Unrestricted Subsidiary as of the date of this Agreement. No Subsidiary listed in Schedule 5.4 is a guarantor under the Bank Credit Agreement other than the Subsidiary Guarantors listed in Section 4.5.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and, in the case of Subsidiary Guarantors, to execute and deliver and perform its obligations under their respective Subsidiary Guarantees.

         (d) No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.  Financial Statements.

         The Company's financial statements included in the Appendices to the Memorandum (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.  Compliance with Laws, Other Instruments, etc.

         The execution, delivery and performance by the Company of this Agreement and the Notes and by the Subsidiary Guarantors of their respective Subsidiary Guarantees will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.  Governmental Authorizations, etc.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by the Company of this Agreement or the Notes or by the Subsidiary Guarantors of their respective Subsidiary Guarantees.

5.8.  Litigation; Observance of Agreements, Statutes and Orders.

         (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.  Taxes.

         The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1993.

5.10. Title to Property; Leases.

         The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11. Licenses, Permits, etc.

         Except as disclosed in Schedule 5.11,

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12. Compliance with ERISA.

         (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities that have not been discharged (and are not currently subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) Except as disclosed in the Disclosure Documents, the expected post retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) With respect to each employee benefit plan, if any, disclosed by you in writing to the Company in accordance with Section 6.2(c), neither the Company nor any "affiliate" of the Company (as defined in Section V(c) of the QPAM Exemption) has at this time, nor has exercised at any time during the immediately preceding year, the authority to appoint or terminate the "QPAM" (as defined in Part V of the QPAM Exemption) disclosed by you to the Company pursuant to Section 6.2(c) as manager of any of the assets of any such plan or to negotiate the terms of any management agreement with such QPAM on behalf of any such plan, and the Company is not an "affiliate" (as so defined) of such QPAM. The Company has advised you if it is a party in interest with respect to any employee benefit plan originally disclosed by you in accordance with Section 6.2(b) or 6.2(e). The execution and delivery of this Agreement and the issuance and sale of the Notes at the Closing hereunder will not involve any prohibited transaction (as such term is defined in section 406(a) of ERISA and section 4975(c)(1)(A)-(D) of the Code), that could subject the Company or any holder of a Note to any tax or penalty on prohibited transactions imposed under said section 4975 of the Code or by section 502(i) of ERISA. The representation by the Company in the preceding sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the source of the funds used to pay the purchase price of the Notes to be purchased by you (including without limitation after giving effect to your necessary change in the source in respect of a party in interest identified by the Company as aforesaid).

5.13. Private Offering by the Company.

         Neither the Company nor anyone acting on its behalf has offered the Notes, the Subsidiary Guarantees or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 35 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the

Notes or the issuance of the Subsidiary Guarantees to the registration requirements of Section 5 of the Securities Act.

5.14. Use of Proceeds; Margin Regulations.

         The Company will apply the net proceeds of the sale of the Notes to repay Indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, and no part of the proceeds of such Indebtedness being repaid was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

5.15. Existing Indebtedness.

         Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Restricted Subsidiaries in an unpaid principal amount exceeding $25,000,000 as of December 31, 2000, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Indebtedness of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary, and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that would not be permitted by Section 10.1 without equally and ratably securing the Notes.

5.16. Foreign Assets Control Regulations, etc.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17. Status Under Certain Statutes.

         Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18. Environmental Matters.

         Neither the Company nor any Subsidiary has knowledge of any claim or has received any written notice of any claim against the Company or any of its Subsidiaries that is outstanding or unresolved, and no proceeding has been instituted and is pending raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would be reasonably likely to result in any claim, public or private, against the Company or any Subsidiary under any Environmental Laws, except, in each case, for such claims that could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or disposed of any Hazardous Materials, in any case in a manner contrary to any Environmental Laws that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.    REPRESENTATIONS OF THE PURCHASER.

6.1.  Purchase of Notes.

         You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds for which you are the financial advisor or investment manager and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.  Source of Funds.

         You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account", as such term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no plan with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such plan and all other plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with PTE 95-60) exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (determined in accordance with PTE 95-60, exclusive of separate account liabilities, plus any applicable surplus) as of the date of the Closing; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except for any employee benefit plan or a group of plans disclosed to the Company in writing pursuant to this paragraph (b) (in response to which the Company has not advised you that it is a party in interest with respect to any such plan or group of plans), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d) the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e) and the Company has not advised you that it is a party in interest with respect to any such plan; or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.    INFORMATION AS TO COMPANY.

7.1.  Financial and Business Information.

         The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

               (i) a consolidated balance sheet of the Company and its Subsidiaries or its Restricted Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income and cash flows of the Company and its Subsidiaries or its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries or its Restricted Subsidiaries as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries or its Restricted Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                    (A) an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

                    (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), and

                    (C) in case such audited financial statements include the
               accounts of Unrestricted Subsidiaries and all Unrestricted Subsidiaries, if taken as a single Subsidiary, produced more than 10% of Consolidated Net Income for such fiscal year or the assets of all Unrestricted Subsidiaries exceeded 10% of the consolidated assets of the Company and its Subsidiaries as of the last day of such fiscal year, a certificate of a Senior Financial Officer containing calculations in reasonable detail deleting the accounts of all Unrestricted Subsidiaries from such financial statements, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountants' certificate described in clause
     (B) above and (if required) the certificate of a Senior Financial Officer described in clause (C) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, written report, material notice or proxy statement sent by the Company or any Restricted Subsidiary generally to its public securities holders or its lending banks, (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission and (iii) all press releases and other statements made available generally by the Company to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any United States Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes or relating to the ability of a Subsidiary Guarantor to perform its obligations under its respective

     Subsidiary Guarantee, in each case as from time to time may be reasonably requested in writing by any such holder of Notes (subject to the limitations of the final paragraph of Section 7.3).

7.2. Officer's Certificate.

         Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 through 10.8 inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including without limitation any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

In case any of the calculations provided pursuant to clause (a) above are made without giving effect to a change in GAAP, by reason of an objection by the Company or the Required Holders pursuant to Section 22.6 to calculations taking into account such change in GAAP, such certificate of a Senior Financial Officer shall be accompanied by a certificate or letter from the Company's independent public accountants to the effect that they have reviewed and verified such calculations.

7.3. Inspection.

         The Company shall permit the representatives of each holder of Notes that is an Institutional Investor (subject to compliance with Section 20):

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

         Notwithstanding the foregoing, the Company shall not be required to disclose to any holder of Notes any information (other than financial information and other data related to the financial performance of the Company and its Subsidiaries, including without limitation copies of written reports that the Company provides to its lending banks) to the extent that the Company is advised in writing by internal or external legal counsel that the Company is prohibited from disclosing such information at such time to its creditors generally under any applicable law, rule, regulation or order (or other binding restriction imposed by any Governmental Authority) or as a result of any agreement entered into in good faith with third parties that are not lenders to the Company or a Subsidiary.

8.    PREPAYMENT OF THE NOTES.

         In addition to the payment of the entire unpaid principal amount of the Notes of each series at the final maturity thereof, the Company will make required prepayments on account of the Series A Notes and may make optional prepayments in respect of the Notes as hereinafter provided.

8.1.  Required Prepayments of Series A Notes.

         On January 18, 2005 and January 18, 2006 the Company will prepay $18,333,000 aggregate principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes, such prepayment to be made at the principal amount to be prepaid, together with accrued interest thereon to the date of such prepayment, without payment of any Make-Whole Amount or other premium, allocated as provided in Section 8.4.

         No partial prepayment of the Series A Notes pursuant to Section 8.2 shall relieve the Company of its obligation to make prepayments of the Notes required by this Section 8.1 (with the effect that such optional prepayments shall be applied to such required prepayments and to the payment at the final maturity of the Series A Notes in inverse order), provided that upon any purchase of less than all of the outstanding Series A Notes pursuant to Section
8.6 the principal amount of each required prepayment of the Series A Notes becoming due under this Section 8.1 on and after the date of such purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such purchase.

8.2.  Optional Prepayments with Make-Whole Amount.

         The Company may, at its option and upon notice as provided in Section 8.3, prepay at any time all, or from time to time any part of, the Notes (in a minimum amount of $5,000,000 and otherwise in multiples of $100,000) at the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount for the Notes of each series determined for the prepayment date with respect to such principal amount.

8.3.  Notice of Prepayment.

         The Company will give each holder of Notes written notice of each optional prepayment under Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of Notes held by such holder to be prepaid (determined in accordance with Section 8.4) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

         Each such notice of prepayment shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount for the Notes of each series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amounts as of the specified prepayment date.

8.4.  Allocation of Partial Prepayments.

         In the case of each partial prepayment of the Series A Notes pursuant to Section 8.1 or all Notes pursuant to Section 8.2, the principal amount of the Series A Notes or all Notes, as the case may be, to be prepaid shall be allocated among all of the Series A Notes or all of the Notes, as the case may be, at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

8.5.  Maturity; Surrender, etc.

         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6.  Purchase of Notes.

         The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (except for differences to reflect the terms of the Notes of each series). Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer and shall remain open for at least 30 days. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any such offer and no Notes may be issued in substitution or exchange for any such Notes.

         Promptly and in any event within ten Business Days after each such purchase of Notes, the Company will furnish each holder of the Notes with a certificate of a Senior Financial Officer describing such purchase (including the aggregate principal amount of Notes of each series so purchased and the purchase price therefor) and certifying that such purchase was made in compliance with the requirements of this Section.

8.7.  Make-Whole Amount.

         The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on (x) the Bloomberg Financial Markets News screen PX1 or the equivalent screen provided by Bloomberg Financial Markets News, or (y) if such on-line market data is not at the time provided by Bloomberg Financial Markets News, on the display designated as "Page 500" on the Dow Jones Markets service (or such other display as may replace Page 500 on the Dow Jones Markets service), in any case for actively traded non-callable U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by
     (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.    AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

9.1.  Compliance with Law.

         The Company will and will cause each of its Restricted Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.  Insurance.

         The Company will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance if adequate reserves are maintained with respect thereto to the extent required by GAAP) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.  Maintenance of Properties.

         The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be conducted properly at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from selling all or any substantial part of the assets of any member of the Pittston Minerals Group or from discontinuing the operation and the maintenance of any of its other properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.  Payment of Taxes and Claims.

         The Company will and will cause each of its Restricted Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary, provided that neither the Company nor any Restricted Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.  Corporate Existence, etc.

         Subject to Section 10.6, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.4 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.  Additional Subsidiary Guarantees; Release of Subsidiary Guarantees.

         (a) So long as the Bank Credit Agreement remains in effect the Company will cause each Restricted Subsidiary that becomes a borrower or a guarantor thereunder or in respect thereof after the date of the Closing (if such Restricted Subsidiary is not at the time a Subsidiary Guarantor) to become a Subsidiary Guarantor by executing and delivering a Subsidiary Guarantee, prior to or concurrently with so becoming a borrower or a guarantor; and promptly and in any event within ten Business Days thereafter the Company will furnish each holder of the Notes with a counterpart of such executed Subsidiary Guarantee, together with an opinion of Cravath, Swaine & Moore or other counsel reasonably satisfactory to the Required Holders (which opinion may be subject to customary exceptions, qualifications and limitations under the circumstances none of which shall affect the parity of obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and the obligations of such Subsidiary Guarantor as a borrower or guarantor under the Bank Credit Agreement) to the effect that such Subsidiary Guarantee has been duly authorized, executed and delivered by such Restricted Subsidiary and is valid, binding and enforceable in accordance with its terms.

         (b) Except as provided in Subsection (c) below, the Company will cause each Subsidiary Guarantee to remain in full force and effect at all times after the execution and delivery thereof, provided that you and each other holder of a Note, by acceptance of such Note, agree that any Subsidiary Guarantor shall automatically be discharged from all of its obligations and liabilities under its Subsidiary Guarantee, effective at the time such Subsidiary Guarantor ceases to be a Subsidiary of the Company after giving effect to a consolidation, merger, sale or other disposition (other than in a transaction resulting in an assumption by the successor pursuant to Section 10.6(a)(ii)), and except that this proviso shall not apply (i) if a Default or Event of Default has occurred and is continuing, (ii) to a Subsidiary Guarantor if any amount is then due and payable under its Subsidiary Guarantee, (iii) to a Subsidiary Guarantor which at the time is a guarantor of any other Indebtedness of the Company or another Restricted Subsidiary (other than a Restricted Subsidiary that ceases to be a Subsidiary of the Company after giving effect to such transaction) that is not also concurrently being released or (iv) unless within three Business Days after such discharge, the Company shall have furnished each holder of the Notes with a certificate of a Senior Financial Officer describing such transaction and certifying that such discharge was effected in compliance with the terms of this Subsection (b).

         (c) Notwithstanding the requirements of the foregoing Subsection (b), Pittston Minerals Group Inc. and any Subsidiary of Pittston Minerals Group Inc. that is a Subsidiary

Guarantor shall automatically be discharged from their respective Subsidiary Guarantees, without further action on the part of the holders of any of the Notes, upon the sale by the Company of the capital stock of any member of the Pittston Minerals Group to a Person which is not an Affiliate of the Company or the sale of all or any substantial part of the assets of any member of the Pittston Minerals Group to any person.

10.   NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

10.1. Liens.

         The Company will not and will not permit any Restricted Subsidiary to create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, securing any Indebtedness without making effective provision (pursuant to documentation in form and substance reasonably satisfactory to the Required Holders) whereby the Notes shall be secured by such Lien equally and ratably with or prior to any and all Indebtedness and other obligations to be secured thereby, provided that nothing in this Section 10.1 shall prohibit:

          (a) Liens in respect of property of the Company or a Restricted Subsidiary existing on the date of the Closing and described in Schedule 5.15;

          (b) Liens in respect of property acquired or constructed or improved by the Company or a Restricted Subsidiary after the date of the Closing, which are created at the time of or within one year after acquisition or completion of construction or improvement of such property to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction or improvement of such property, provided that in any such case

               (i) no such Lien shall extend to or cover any other property of the Company or such Restricted Subsidiary, as the case may be, and

               (ii) the aggregate principal amount of Indebtedness secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;

          (c) Liens in respect of property acquired by the Company or a Restricted Subsidiary after the date of the Closing, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the date of the Closing becomes a Subsidiary or is consolidated with or merged with or into the Company or a Restricted Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Restricted Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Company or such Restricted Subsidiary, as the case may be;

          (d) Liens securing Indebtedness owed by a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary;

          (e) extensions, renewals or replacements of Liens permitted by clause
     (a), (b), (c) or (d) above (including successive extensions, renewals and replacements), provided that the principal amount of Indebtedness (or the maximum commitment therefor) secured by any such Lien is not increased and such Lien does not extend to or cover any property other than the property covered by such Lien on the date of such extension, renewal or replacement; and

          (f) Liens which would otherwise not be permitted by clauses (a) through (e) above, securing additional Indebtedness of the Company or a Restricted Subsidiary, provided that after giving effect thereto (and to the substantially concurrent application of the proceeds of such Indebtedness) Priority Debt does not exceed 35% of Consolidated Capitalization.

         As used in this Agreement the term "Priority Debt" means, at any date, the sum (without duplication) of (A) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company and its Restricted Subsidiaries secured by Liens permitted by Section 10.1(f) plus (B) the aggregate unpaid principal amount of Indebtedness of all Restricted Subsidiaries (other than Indebtedness permitted by clauses (a) to (d), inclusive, of Section 10.2) plus (C) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Restricted Subsidiaries entered into after the date of the Closing in accordance with the provisions of Section 10.3(a).

         For purposes of this Section 10.1: any Lien existing in respect of property of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary pursuant to Section 10.9 shall be deemed to have been created at that time; and the sale or transfer of (x) coal, oil, gas or other minerals in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount of money (however determined) or a specified amount of such coal or other minerals or (y) any other interest in property of the character commonly referred to as a "production payment" shall not be deemed to constitute Indebtedness secured by a Lien.

10.2.  Restricted Subsidiary Indebtedness.

         The Company will not permit any Restricted Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness except

          (a) Indebtedness secured by Liens permitted by clause (b), (c), (d) or
     (e) of Section 10.1,

          (b) in the case of any Person that after the date of the Closing becomes a Restricted Subsidiary or is consolidated with or merged with or into a Restricted Subsidiary or sells, leases or otherwise disposes of all of its property to a Restricted Subsidiary, Indebtedness outstanding at the time such Person becomes a Restricted Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof, including extensions, renewals or replacements of such Indebtedness, provided that the principal amount of such Indebtedness is not increased,

          (c) Indebtedness of any Subsidiary Guarantor,

          (d) Indebtedness owing to the Company or a Wholly-Owned Restricted Subsidiary, and

          (e) other Indebtedness, provided that immediately after giving effect to such other Indebtedness Priority Debt does not exceed 35% of Consolidated Capitalization.

         For purposes of this Section 10.2: a Restricted Subsidiary shall be deemed to have incurred Indebtedness in respect of any obligation previously owed to the Company or to a Wholly-Owned Restricted Subsidiary on the date the obligee ceases for any reason to be the Company or a Wholly-Owned Restricted Subsidiary; a Person that hereafter becomes a Restricted Subsidiary shall be deemed at that time to have incurred all of its outstanding Indebtedness; and any Unrestricted Subsidiary or other Person that hereafter becomes a Restricted Subsidiary shall be deemed at that time to have incurred all of its outstanding Indebtedness.

10.3.  Limitation on Sale and Leaseback Transactions.

         The Company will not and will not permit any Restricted Subsidiary to sell, lease, transfer or otherwise dispose of (collectively, a "transfer") any asset on terms whereby the asset or a substantially similar asset is or may be leased or reacquired by the Company or any Restricted Subsidiary over a period in excess of three years, unless either

          (a) after giving effect to such transaction and the incurrence of Attributable Debt in respect thereof Priority Debt does not exceed 35% of Consolidated Capitalization, or

          (b) the net proceeds realized from the transfer are applied within 365 days after the receipt thereof to reinvest in property or assets for use in the business of the Company and its Restricted Subsidiaries or to repay unsubordinated funded Indebtedness of the Company or a Restricted Subsidiary (which may, but need not, include prepayment of the Notes pursuant to Section 8.2 or an offer to purchase Notes in accordance with
     Section 8.7).

10.4.  Limitation on Asset Sales.

         The Company will not and will not permit any Restricted Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor), loan or other disposition of any property or assets (an "Asset Sale") other than:

          (a) Asset Sales in the ordinary course of business;

          (b) Asset Sales of property or assets by a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary;

          (c) any Asset Sale involving assets or the capital stock of any member of the Pittston Minerals Group;

          (d) any Asset Sale involving aircraft, aircraft replacement parts and facilities and equipment by BAX Global Inc. and/or its Subsidiaries up to $75,000,000 on a cumulative basis for all periods after September 30, 2000;

          (e) any Asset Sale to the extent made in exchange for other property or assets for use in the business of the Company and its Restricted Subsidiaries; and

          (f) other Asset Sales, provided that in each case

               (i) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and

               (ii) the aggregate net book value of property or assets disposed of in such Asset Sale and all other Asset Sales under this clause (f) by the Company and its Restricted Subsidiaries does not exceed (x) 15% of Consolidated Total Assets during the immediately preceding twelve months or (y) 30% of Consolidated Total Assets since the date of the Closing (Consolidated Total Assets in each case determined as of the last day of the quarterly accounting period ending on or most recently prior to the date of such Asset Sale)

     and provided further that for purposes of subclause (ii) above there shall be included the net book value of property or assets disposed of in an Asset Sale only to the extent that an amount equal to the net proceeds realized upon such Asset Sale has not been applied by the Company or such Restricted Subsidiary, as the case may be, within 365 days after the effective date of such Asset Sale to (1) the reinvestment in property or assets for use in the business of the Company and its Restricted Subsidiaries, (2) the repayment of unsubordinated funded Indebtedness or
     (3) payment into The Pittston Company Employee Welfare Benefit Trust or any successor of such trust.

10.5.  Financial Conditions.

         (a) The Company will not permit Consolidated EBITDA for any period of four consecutive fiscal quarters (commencing with the four fiscal quarters ending March 31, 2001) to be less than 300% of Consolidated Interest Expense for such period.

         (b) The Company will not at any time permit Consolidated Net Worth to be less than the sum of (a) $554,000,000 plus (b) 25% of Consolidated Net Income (if positive) for the fiscal quarter ending December 31, 2000 plus (c) 25% of Consolidated Net Income for each fiscal year thereafter for which Consolidated Net Income is positive.

         (c) The Company will not permit the Ratio of Consolidated Indebtedness to Consolidated Capitalization as of the last day of any fiscal quarter (beginning on March 31, 2001) to exceed 0.60 to 1.00.

         As used in this Section 10.5(c): the term "Ratio of Consolidated Indebtedness to Consolidated Capitalization" means, as of any date, the ratio of
(a) the sum of (i) Consolidated Indebtedness plus (ii) the amount, if any, by which Discounted Consolidated Lease Rentals exceeds $350,000,000 to (b) the sum of (i) the amount determined pursuant to the preceding clause (a) plus (ii) Consolidated Net Worth; the term "Discounted Consolidated Lease Rentals" means, as of the December 31 next preceding such date of determination (or as of such date if such date is December 31), (a) the aggregate amount of Lease Rentals payable by the Company and its Restricted Subsidiaries as lessee during the remaining term of all noncancellable leases (other than Capital Leases) of real or personal property (discounted on the same periodic basis from the respective due dates thereof at an interest rate of 10% per annum) minus (b) the aggregate minimum sublease rentals payable to the Company and its Restricted Subsidiaries during the remaining term of all noncancellable subleases of real or personal property (discounted as aforesaid), all determined on a consolidated basis consistent with Note 13 to the audited financial statements of the Company at and for the year ending December 31, 1999 (included as a Disclosure Document); and the term "Lease Rentals" means, with respect to any particular lease or sublease, the total amount of rent and other obligations (whether or not designated as rent) payable by the lessee or sublessee during the remaining term of such lease or sublease (excluding any extension or renewal thereof at the option of either party to such lease or sublease unless such option has been exercised), after excluding amounts required to be paid by the lessee or sublessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, utilities (including water rates), operating and labor costs and similar charges.

10.6.  Merger, Consolidation, etc.

         The Company will not and will not permit any Restricted Subsidiary to consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (other than Asset Sales permitted by Section 10.4(c) and any consolidation or merger of any member of the Pittston Minerals Group with, or conveyance, transfer or lease by any member of the Pittston Minerals Group to, a Person which is not an Affiliate of the Company), except as follows:

          (a) a Restricted Subsidiary may consolidate with or merge with any other corporation or convey or transfer all or substantially all of its assets to

               (i) the Company (provided that the Company shall be the continuing or surviving corporation) or a then existing Restricted Subsidiary, or

               (ii) any other Person, provided that

                    (A) if such Restricted Subsidiary is a Subsidiary Guarantor and the continuing, surviving or acquiring corporation is another Subsidiary, such continuing, surviving or acquiring corporation shall have (1) executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of such Restricted Subsidiary under its Subsidiary Guarantee and (2) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

                    (B) immediately after giving effect to such transaction, no
               Default or Event of Default shall have occurred and be continuing; and

          (b) the Company may consolidate with or merge with any other corporation or convey or transfer all or substantially all of its assets to a corporation organized and existing under the laws of the United States or any State thereof, provided that

               (i) the continuing, surviving or acquiring corporation (if not the Company) shall have (A) executed and delivered to each holder of a
          Note its assumption of the due and punctual performance and observance of all obligations of the Company under this Agreement, the Other Agreements and the Notes and (B) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

               (ii) immediately after giving effect to such transaction, (A) no Default or Event of Default shall have occurred and be continuing and
          (B) the Company would be in compliance with paragraphs (a) and (c) of
          Section 10.5 on a pro forma basis as if such transaction had occurred on the last day of the most recently ended fiscal quarter.

No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.6 from its liability under this Agreement or the Notes.

10.7.  Lines of Business.

         The Company will not and will not permit any Restricted Subsidiary to engage in any business other than (a) the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of the Closing (as described in the Memorandum) and businesses reasonably related or complementary thereto or in furtherance thereof and (b) lines of business that are insignificant when viewed in the overall context of the business then engaged in by the Company and its Restricted Subsidiaries taken as a whole.

10.8.  Transactions with Affiliates.

         The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the

Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate. For purposes of this
Section 10.8 a Material transaction or Material group of related transactions shall be measured in relation to the Company and the Subsidiary Guarantors at the time, taken as a whole.

10.9. Designation of Restricted and Unrestricted Subsidiaries.

         (a) Subject to paragraph (b) below, the Company will not designate any Restricted Subsidiary as an Unrestricted Subsidiary if such Restricted Subsidiary was (i) more than twice previously (directly or indirectly) an Unrestricted Subsidiary in the case of any Restricted Subsidiary listed as an Unrestricted Subsidiary in Schedule 5.4 or any Restricted Subsidiary that is designated as an Unrestricted Subsidiary at the time such Restricted Subsidiary first became a Subsidiary or (ii) more than once previously (directly or indirectly) an Unrestricted Subsidiary in the case of any other Restricted Subsidiary.

         (b) The Company will not designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary or other Person as a Restricted Subsidiary unless immediately after giving pro forma effect to such designation, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company would be in compliance with paragraphs (a) and
(c) of Section 10.5 on a pro forma basis as if such designation had occurred on the last day of the most recently ended fiscal quarter.

         (c) Forthwith and in any event within ten Business Days after a designation pursuant to this Section 10.9, the Company will furnish each holder of the Notes with a certificate of a Senior Financial Officer specifying the effective date of such designation and setting forth calculations in reasonable detail demonstrating compliance with the conditions to such designation set forth in the immediately preceding paragraph

11.   EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 to 10.6, inclusive, and in the case of Section 10.5(b) such default is not remedied within 30 days after a Responsible Officer obtains knowledge thereof (so long as the Company is proceeding diligently and in good faith to cure such default); or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this

     Section 11) and such default is not remedied within 30 days after a Responsible Officer obtains knowledge of such default; or

          (e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary or by any officer of the Company or any Subsidiary in this Agreement or a Subsidiary Guarantee or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes) that is outstanding in an aggregate principal amount of at least $25,000,000 (or its equivalent in any other currency) beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness outstanding in an aggregate principal amount of at least $25,000,000 (or its equivalent in any other currency) or of any mortgage, indenture or other agreement relating thereto or any other default exists, and as a consequence of any such default such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) in any case as a consequence of the occurrence or continuation of a change of control or rating downgrade or any other similar adverse event the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness outstanding in an aggregate principal amount of at least $25,000,000 (or its equivalent in any other currency) before its regular maturity or before its regularly scheduled dates of payment; or

          (g) the Company or any Restricted Subsidiary (i) admits in writing its inability to pay, or is generally not paying, its debts as they become due (within the meaning of the Federal Bankruptcy Code), (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
     (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or such Restricted Subsidiary, or any such petition shall be filed against the Company or such Restricted Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 (or its equivalent in any other currency) are rendered against one or more of the Company and its Restricted Subsidiaries which judgments are not, within 60 days after entry thereof, bonded, paid, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if any Subsidiary Guarantor (or any Person at its authorized direction or on its behalf) shall assert in writing that the Subsidiary Guarantee of such Subsidiary Guarantor is unenforceable in any material respect or any Subsidiary Guarantee shall cease to be in full force and effect as an enforceable instrument except as permitted by Section 9.6; or

          (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan (other than in connection with the disposition of all or any part of the assets of the Pittston Minerals Group), or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would have a Material Adverse Effect.

As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.   REMEDIES ON DEFAULT, ETC.

12.1. Acceleration.

         (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes at the time outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2. Other Remedies.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3. Rescission.

         At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than the non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4. No Waivers or Election of Remedies, Expenses, etc.

         No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including without limitation reasonable attorneys' fees, expenses and disbursements.

13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1. Registration of Notes.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2. Transfer and Exchange of Notes.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1 (so long as applicable) and 6.2.

13.3. Replacement of Notes.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.   PAYMENTS ON NOTES.

14.1. Place of Payment.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of The Chase Manhattan Bank in New York City. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in New York City or the principal office of a bank or trust company in New York City.

14.2. Home Office Payment.

         So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.   EXPENSES, ETC.

15.1. Transaction Expenses.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of your special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or reasonably determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         In furtherance of the foregoing, on the date of the Closing the Company will pay or cause to be paid the fees and disbursements and other charges (including estimated unposted disbursements and other charges as of the date of the Closing) of your special counsel which are reflected in the statement of such special counsel submitted to the Company on or prior to the date of the Closing. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements and charges of such special counsel in connection with the transactions hereby contemplated (including disbursements and other charges unposted as of the date of the Closing to the extent such disbursements and other charges exceed estimated amounts paid as aforesaid).

15.2. Survival.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.   AMENDMENT AND WAIVER.

17.1. Requirements.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and
(b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes,
(ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2. Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to such holder's consideration of or entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3. Binding Effect, etc.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4. Notes held by Company, etc.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.   NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (a) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (c) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.   REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.   CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information (including without limitation the Memorandum) delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or by a source that you know is required to maintain the confidentiality of such information or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes and by virtue of their position they are required to comply with this Section 20), (ii) your financial advisors and other professional advisors whose duties require them to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.   SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.   MISCELLANEOUS.

22.1. Successors and Assigns.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

22.2. Construction.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.3. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

         (a) The Company irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (b) The Company consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 22.3 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of such party specified in Section 18 or at such other address of which you shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

         (c) Nothing in this Section 22.3 shall affect the right of any holder of Notes to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         (d) EACH OF THE PARTIES HERETO WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

22.4. Payments Due on Non-Business Days.

         Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.3 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.5. Severability.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.6. Accounting Terms; Changes in GAAP.

         All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP; provided, however, if (a) at the time of delivery of any financial statements pursuant to Section 7.1 the Company shall object to making computations for the purpose of determining compliance with this Agreement on the basis of any change in GAAP after the date of this Agreement or (b) the Required Holders shall so object in writing within 60 days after receipt of such financial statements, then in either case such computations shall be made on a basis consistent with the most recent financial statements delivered by the Company to the holders of Notes as to which no such objection shall have been made (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the annual audited financial statements included in the Appendices to the Memorandum).

         Without limiting the generality of Section 7.1, prior to or concurrently with the delivery of financial statements reflecting any change in GAAP, the Company will give notice of such change to the holders of Notes (and for such purpose a note or explanation in reasonable detail accompanying such financial statements shall be deemed to constitute notice). The Company will also give prompt written notice to the holders of Notes in the event that the Administrative Agent or Required Lenders (as such terms are defined in the Bank Credit Agreement) object to determining compliance with the Bank Credit Agreement on the basis of any change in GAAP.

         Except as otherwise specifically provided herein, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Restricted Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.

22.7. Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.8. Governing Law.

         This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

         If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                          Very truly yours,

                                          THE PITTSTON COMPANY


                                          By  /s/ James B. Hartough
                                             ----------------------------------
                                             Title: Vice President -- Corporate
                                                    Finance and Treasurer


The foregoing is hereby agreed to as of
  the date thereof.


AMERICAN HERITAGE LIFE INSURANCE COMPANY


By  /s/ Ronald Mendel
  -------------------------------------
        Ronald Mendel
        Authorized Signatory


By  /s/ Charles D. Mires
  -------------------------------------
        Charles D. Mires
        Authorized Signatory

         If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                          Very truly yours,

                                          THE PITTSTON COMPANY


                                          By  /s/ James B. Hartough
                                             ----------------------------------
                                             Title: Vice President -- Corporate
                                                    Finance and Treasurer


The foregoing is hereby agreed to as of
  the date thereof.


ALLSTATE LIFE INSURANCE COMPANY


By  /s/ Ronald Mendel
  -------------------------------------
        Ronald Mendel
        Authorized Signatory


By  /s/ Charles D. Mires
  -------------------------------------
        Charles D. Mires
        Authorized Signatory

         If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                          Very truly yours,

                                          THE PITTSTON COMPANY


                                          By  /s/ James B. Hartough
                                             ----------------------------------
                                             Title: Vice President -- Corporate
                                                    Finance and Treasurer


The foregoing is hereby agreed to as of
  the date thereof.


THE GUARDIAN LIFE INSURANCE
  COMPANY OF AMERICA


By  /s/ Thomas M. Donohue
  -------------------------------------
        Thomas M. Donohue

         If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                          Very truly yours,

                                          THE PITTSTON COMPANY


                                          By  /s/ James B. Hartough
                                             ----------------------------------
                                             Title: Vice President -- Corporate
                                                    Finance and Treasurer


The foregoing is hereby agreed to as of
  the date thereof.


NATIONWIDE LIFE INSURANCE COMPANY


By  /s/ Mark W. Poeppelman
  -------------------------------------
        Mark W. Poeppelman
        Associate Vice President

         If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                          Very truly yours,

                                          THE PITTSTON COMPANY


                                          By  /s/ James B. Hartough
                                             ----------------------------------
                                             Title: Vice President -- Corporate
                                                    Finance and Treasurer


The foregoing is hereby agreed to as of
  the date thereof.


NATIONWIDE LIFE AND ANNUITY
  INSURANCE COMPANY


By  /s/ Mark W. Poeppelman
  -------------------------------------
        Mark W. Poeppelman
        Associate Vice President

         If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                          Very truly yours,

                                          THE PITTSTON COMPANY


                                          By  /s/ James B. Hartough
                                             ----------------------------------
                                             Title: Vice President -- Corporate
                                                    Finance and Treasurer


The foregoing is hereby agreed to as of
  the date thereof.


GUARDIAN INSURANCE & ANNUITY
  COMPANY


By  /s/ Thomas M. Donohue
  -------------------------------------
        Thomas M. Donohue

         If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                          Very truly yours,

                                          THE PITTSTON COMPANY


                                          By  /s/ James B. Hartough
                                             ----------------------------------
                                             Title: Vice President -- Corporate
                                                    Finance and Treasurer


The foregoing is hereby agreed to as of
  the date thereof.


AMERICAN GENERAL ANNUITY
  INSURANCE COMPANY


By  /s/ C. Scott Inglis
  -------------------------------------
        C. Scott Inglis
        Investment Officer

         If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                          Very truly yours,

                                          THE PITTSTON COMPANY


                                          By  /s/ James B. Hartough
                                             ----------------------------------
                                             Title: Vice President -- Corporate
                                                    Finance and Treasurer


The foregoing is hereby agreed to as of
  the date thereof.


AMERICAN GENERAL LIFE INSURANCE
  COMPANY


By  /s/ C. Scott Inglis
  -------------------------------------
        C. Scott Inglis
        Investment Officer

                                                                      SCHEDULE B

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Affiliate" means, at any time, with respect to any Person (including without limitation the Company), (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Asset Sale" is defined in Section 10.4.

         "Attributable Debt" means, as to any particular lease relating to a sale and leaseback transaction, the Lease Rentals under such lease (discounted on the same periodic basis from the respective due dates thereof at an interest rate of 10% per annum) during the remaining term thereof.

         "Bank Credit Agreement" means the Credit Agreement dated as of October 3, 2000 among the Company, certain of its Subsidiaries, Fleet National Bank and The Chase Manhattan Bank, as Co-Syndication Agents, Bank of America, N.A., as Administrative Agent, and the Lenders named therein, as supplemented, amended, restated or refinanced from time to time.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capitalized Lease Obligations" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

         "Closing" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.


                                   Schedule B

         "Company" means The Pittston Company, a Virginia corporation.

         "Consolidated EBITDA" means, for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation, depletion and amortization, and (iv) all other non-cash charges, in each case determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, for any period, as applied to the Company and its Restricted Subsidiaries, all interest expense (whether paid or accrued) and capitalized interest, including without limitation (a) amortization of debt discount and premium and (b) the interest component under Capital Leases, in each case determined on a consolidated basis in accordance with GAAP.

         "Confidential Information" is defined in Section 20.

         "Consolidated Capitalization" means, at any date, the sum of (a) Consolidated Indebtedness plus (b) Consolidated Net Worth, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Indebtedness" means, at any date, all Indebtedness of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the net income of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding

          (a) the proceeds of any life insurance policy,

          (b) any gains arising from (i) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses (other than losses described in clause (h) below) during such period from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets or (iii) the acquisition of outstanding securities of the Company or any Restricted Subsidiary,

          (c) any amount representing any interest in the undistributed earnings of any person other than a Restricted Subsidiary,

          (d) any earnings, prior to the date of acquisition, of any person acquired in any manner, and any earnings of any Subsidiary acquired prior to its becoming a Restricted Subsidiary,

          (e) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee,


                                   Schedule B

          (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any person,

          (g) any extraordinary gains not covered by clause (b) above, and

          (h) any loss arising from or relating to the initial classification of any portion of the Pittston Minerals Group as discontinued operations and/or subsequent adjustments associated with the dispositions of such discontinued operations and any loss or charges in connection with the disposition of assets relating to aircraft, aircraft replacement parts and facilities and equipment by BAX Global Inc. and/or its Subsidiaries up to $75,000,000 on a cumulative basis for all periods after September 30, 2000.

         "Consolidated Net Worth" means, at any date, on a consolidated basis for the Company and its Restricted Subsidiaries, shareholders' equity or net worth as determined and computed on a consolidated basis in accordance with GAAP, provided that in determining "Consolidated Net Worth" there shall be (a) included any issuance of Preferred Stock by the Company (except mandatorily redeemable Preferred Stock), (b) added back the amount of any minority interest and (c) excluded (i) any loss arising from or relating to sale of or the initial classification of any portion of the Pittston Minerals Group as discontinued operations and any subsequent adjustments associated with the disposition of such discontinued operations, (ii) any loss or charges in connection with the disposition of assets relating to aircraft, aircraft replacement parts and facilities and equipment by BAX Global Inc. and/or its Subsidiaries up to $75,000,000 on a cumulative basis for all periods after September 30, 2000.

         "Default" means an event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default.

         "Default Rate" means that rate of interest for the Notes of each series that is the greater of (i) 2% per annum above the stated interest rate for the Notes of such series and (ii) 2% above the rate of interest publicly announced by The Chase Manhattan Bank from time to time at its principal office in New York City as its prime rate.

         "Discounted Consolidated Lease Rentals" is defined in Section 10.5(c).

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.


                                   Schedule B

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "GAAP" means, except as otherwise provided in Section 22.6, generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

          (a) the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

         In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.


                                   Schedule B

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is restricted, prohibited or penalized by any applicable law (including without limitation asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of Preferred Stock that is mandatorily redeemable prior to the final maturity of the Notes,

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business and not overdue but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property),

          (c) its Capitalized Lease Obligations,

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities),

          (e) the maximum amount of all drafts drawn under standby letters of credit issued or bankers' acceptance facilities created for the account of such Person (to the extent unreimbursed),

          (f) Swaps of such Person not entered into for the purpose of hedging in the ordinary course of business, and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) above.

Indebtedness of any person shall include all obligations of such person of the character described in clauses (a) through (g) above to the extent such person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding (together with one or more of its Affiliates) more than 2% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.


                                   Schedule B

         "Lease Rentals" is defined in Section 10.5(c).

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Make-Whole Amount" is defined in Section 8.7.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes or any Subsidiary Guarantee.

         "Memorandum" is defined in Section 5.3.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Notes" is defined in Section 1.1.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "Other Agreements" is defined in Section 2.

         "Other Purchasers" is defined in Section 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Pittston Minerals Group" means Pittston Minerals Group Inc. and its Subsidiaries from time to time.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which


                                   Schedule B
contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Priority Debt" is defined in Section 10.1.

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

         "PTE" is defined in Section 6.2.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued on March 13, 1984 by the United States Department of Labor.

         "Required Holders" means, at any time, the holders of at least a majority in unpaid principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer.

         "Restricted Subsidiary" means as of the date of this Agreement each Subsidiary as designated as such in Schedule 5.4 and thereafter means each other Subsidiary that is not an Unrestricted Subsidiary; provided that each of the Subsidiary Guarantors listed in Section 4.5 shall at all times remain a Restricted Subsidiary, in each case so long as such corporation is a Subsidiary Guarantor.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

         "Series A Notes" is defined in Section 1.1.

         "Series B Notes" is defined in Section 1.1.

         "Subsidiary" means, as to any Person, any corporation or other business entity a majority of the combined voting power of all Voting Stock of which is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Subsidiary Guarantee" is defined in Section 1.2.


                                   Schedule B

         "Subsidiary Guarantors" is defined in Section 4.5.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Unrestricted Subsidiary" means any Subsidiary that has been designated as an Unrestricted Subsidiary on Schedule 5.4, any Restricted Subsidiary that is designated as an Unrestricted Subsidiary after the date of the Closing pursuant to Section 10.9 and any Person that becomes a Subsidiary after the date of the Closing that is not designated as a Restricted Subsidiary pursuant to said Section, in each case other than an Unrestricted Subsidiary that is subsequently redesignated as a Restricted Subsidiary pursuant to said Section.

         "Voting Stock" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

         "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.


                                   Schedule B